Exhibit 10.4*#

GCP APPLIED TECHNOLOGIES INC. EQUITY AND INCENTIVE PLAN
AS AMENDED AND RESTATED ON JULY 29, 2020

This document constitutes part of a prospectus covering securities that have been registered under the United States Securities Act of 1933, as amended.

Exhibit 10.4*#

GCP APPLIED TECHNOLOGIES INC. EQUITY AND INCENTIVE PLAN

AS AMENDED AND RESTATED ON JULY 29, 2020

ARTICLE I
PURPOSE
1.1 Purpose. The purpose of this GCP Applied Technologies Inc. Equity and Incentive Plan as amended and restated (“Plan”) is to promote the interests of the Company by (i) aiding in the recruitment and retention of Directors and Employees, (ii) providing Directors and Employees with performance-related incentives based on achievement of short-term and long-term performance goals, (iii) providing Directors and Employees with opportunities to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of Directors and Employees with those of the other shareholders of the Company. Toward these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards and Other Stock-Based Awards.
    1.2 Shareholder Approval. The Plan was adopted as the GCP Applied Technologies Inc. 2016 Stock Incentive Plan by the Board of GCP Applied Technologies Inc. on January 12, 2016 and was approved by W. R. Grace & Co.-Conn., as the Company’s sole shareholder, on January 12, 2016. The Plan was amended and restated on the Effective Date, subject to approval of the Company’s shareholders at the Company’s 2017 Annual Shareholders’ Meeting held on May 4, 2017. In connection with this amendment and restatement, the Plan was renamed as the GCP Applied Technologies Inc. Equity and Incentive Plan. The Plan was further amended and restated on the Effective Date.

ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms are defined as set forth below, unless another definition is set forth in an Award Certificate:
“Acquired Company” means any business, corporation or other entity acquired by the Company or any Subsidiary.
“Acquired Grantee” means the grantee of a stock-based award of an Acquired Company and may include a current or former director or employee of an Acquired Company.
“Annual Performance Bonus” means an Award of cash or Shares granted under Section 4.4 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.
“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:
(a) “Stock Options” awarded pursuant to Section 4.3;
(b) “Stock Appreciation Rights” awarded pursuant to Section 4.3;
(c) “Annual Performance Bonuses” awarded pursuant to Section 4.4;
(d) “Long-Term Performance Awards” awarded pursuant to Section 4.5;
(e) “Other Stock-Based Awards” awarded pursuant to Section 4.6;
(f) “Director Awards” awarded pursuant to Section 4.7; and
(g) “Substitute Awards” awarded pursuant to Section 4.8.
“Award Certificate” means the document issued, either in writing or an electronic medium, by the Committee or its designee to a Participant evidencing the grant of an Award and which contains, in the same or accompanying document, the terms and conditions applicable to such Award.
“Board” means the Company’s board of directors.
“Cause” means, as to any Employee who is a party to an employment or severance agreement with the Company or any Subsidiary (or otherwise covered by a severance plan of the Company or any Subsidiary) which contains a definition of “cause,” as set forth in such employment agreement or severance plan or agreement and, if there is no applicable employment agreement or severance plan or agreement, means an Employee’s or Director’s (i) substantial failure or refusal to perform duties and responsibilities of his or her job as required by the Company or Subsidiary, (ii) violation of any fiduciary duty owed to the Company or Subsidiary, (iii) conviction of a misdemeanor (other than a traffic offense or a misdemeanor the conviction for which does not include incarceration as a potential sentence) or felony, (iv) dishonesty, (v) theft, (vi) material violation of a written Company or Subsidiary rule or policy regarding conduct, ethics, duties or competitive activities, or (vii) other egregious

Exhibit 10.4*#
conduct, that has or could have a serious and detrimental impact on the Company or Subsidiary and its employees. The Committee, or any delegate thereof, in its sole and absolute discretion, shall determine Cause.
“Change in Control” means, with respect to any Award granted prior to the Effective Date, the first to occur of any of the following events:
(a) any Person, excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of (x) a change in ownership percentage resulting solely from an acquisition of securities by the Company or (y) from an acquisition of securities directly from the Company, by another person; or
(b) a change in the composition of the Board such that persons who, as of the Effective Date constitute the Board (“Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided, however, that any person who becomes a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least fifty percent (50%) of the Incumbent Directors; provided, further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(c) the consummation of a reorganization, merger or consolidation or similar transaction involving the Company or any Subsidiary or sale or other disposition of at least eighty percent (80%) by value of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any Subsidiary (a “Business Combination”), in each case, unless, following such Business Combination (1) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company and (2) neither an event described in clause (a) or (b) of this definition of Change in Control has otherwise occurred in connection with such Business Combination; or
(d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
“Change in Control” means, with respect to any Award granted on or after the Effective Date, the first to occur of any of the following events: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the Company determines that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company, has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the outstanding common stock of the Company, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Change in Control Termination” means a Participant’s involuntary termination of employment that occurs on or before the second anniversary of a Change in Control. For this purpose, subject to Section 7.11(b)(ii), a Participant’s involuntary termination of employment includes only the following:
(a) termination of the Participant’s employment by the Company for any reason other than for Cause; and
(b) termination of the Participant’s employment by the Participant after one of the following events:
(i) the Company or any Subsidiary (1) assigns or causes to be assigned to the Participant, whether formally or informally, duties inconsistent in any material respect with the duties assigned to such Participant, whether formally or informally, immediately prior to the Change in Control, or fails to assign to the Participant, whether formally or informally, immediately after the Change in Control any duties or responsibilities performed by such Participant immediately prior to the Change in Control if such duties or responsibilities constitute a material portion of such Participant’s duties or responsibilities immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in the Participant’s position (including a change in title, reporting relationship or level to a title, reporting relationship or level in the organization

Exhibit 10.4*#
that is lessor in any respect to that of the Participant’s title, reporting relationship or level immediately prior to the Change in Control), authority, duties or responsibilities; or (3) takes or causes to be taken any other action which, in the reasonable judgment of the Participant, results in a material diminution in the Participant’s position, authority, duties or responsibilities; or
(ii) the Company or any Subsidiary, without the Participant’s consent, (1) requires the Participant to relocate to a principal place of employment more than fifty (50) miles from the Participant’s existing place of employment and which increases the Participant’s commute from the Participant’s principal residence by more than fifty (50) miles; (2) materially reduces the Participant’s annual base salary; or (3) materially breaches the terms of the Participant’s compensation package (such as ceasing to provide an annual cash bonus opportunity, a defined benefit retirement plan benefit or an annual long-term share incentive grant) as in effect immediately prior to the Change in Control;
provided, however, that an event described in clauses (i) or (ii) of subsection (b) of this definition of Change in Control Termination shall permit a Participant’s termination of employment to be deemed a Change in Control Termination only if (x) the Participant provides written notice to the Company specifying in reasonable detail the event upon which the Participant is basing his termination within ninety (90) days after the occurrence of such event, (y) the Company fails to cure such event within thirty (30) days after its receipt of such notice, and (z) the Participant terminates his employment within ninety (90) days after the expiration of such cure period.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or any successor committee or other committee to which the Compensation Committee delegates its authority under this Plan. The Compensation Committee shall be comprised solely of “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations.
“Company” means GCP Applied Technologies Inc., a Delaware corporation, or any successor thereto.
“Deferred Stock Unit” means a Unit granted under Section 4.6 or 4.7 to acquire Shares upon Termination of Directorship or Termination of Employment, subject to any restrictions that the Committee, in its discretion, may determine.
“Director” means a member of the Board.
“Disabled” or “Disability” means that the Employee is receiving income replacement benefits for a period of not less than three (3) months under a Company or Subsidiary accident and health plan covering the Employee by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
“Divestiture” means (i) the disposition by the Company or a Subsidiary of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated individual or entity or (ii) the disposition by the Company or Subsidiary of its interest in a subsidiary or controlled entity to an unrelated individual or entity, provided that such subsidiary or controlled entity ceases to be a member of the Company’s controlled group as a result of such disposition but excluding, for the avoidance of doubt, any distribution or spin-off by the Company of the stock of a Subsidiary to the Company’s public shareholders.
“Dividend Equivalent” means an amount equal to the cash dividend or the fair market value of the share dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.
“Effective Date” means July 29, 2020.
“Employee” means any individual who performs services as an officer, employee, consultant or independent contractor of the Company or a Subsidiary.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.
“Fair Market Value” of a Share means (i) for Awards granted before February 28, 2017, the mean between the high and low sales price and (ii) for Awards granted on and after February 28, 2017, the closing price on the New York Stock Exchange of a Share on the trading day of the grant or on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares is reported. Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.
“GAAP” means United States generally accepted accounting principles.
“Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that is intended to meet the requirements of Section 422 of the Code and any related regulations and is designated in the Award Certificate as intended to be an Incentive Stock Option.
“Key Employee” means an Employee who is a “covered employee” within the meaning of Code Section 162(m)(3) or who is reasonably expected to be a “covered employee” at the time the Company would be entitled to claim a tax deduction in respect of an Award, but for the application of Code Section 162(m).

Exhibit 10.4*#
“Long-Term Performance Award” means an Award granted under Section 4.5 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures or other performance criteria as selected in the sole discretion of the Committee.
“Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.
“Other Stock-Based Award” means an Award granted under Section 4.6 of the Plan and denominated in Shares.
“Outsourcing Agreement” means a written agreement between the Company or Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which the Company or Subsidiary transfers the performance of services previously performed by Company or Subsidiary employees to the Outsourcing Agent.
“Participant” means a Director, Employee or Acquired Grantee who has been granted an Award under the Plan.
“Performance Cycle” means, with respect to any Award that vests based on Performance Measures, the period of time over which the level of performance will be assessed. A Performance Cycle generally shall be a period of twelve (12) months or longer, but may be shorter if so determined by the Committee in its sole discretion. The first Performance Cycle under the Plan will begin on such date as is set by the Committee, in its sole discretion.
“Performance Measure” means, with respect to any Annual Performance Bonus or Long-Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during a Performance Cycle. The Committee may select as the Performance Measure any operating and maintenance expense targets or financial goals (including targets or goals with adjustments) as interpreted by the Committee, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and/or that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies, and are measured during the Performance Cycle provided that (i) as to an Annual Performance Bonus or Long-Term Performance Award granted to a Key Employee, Performance Measures shall be limited to the following criteria and (ii) as to an Annual Performance Bonus or Long-Term Performance Award granted to a Participant who is not a Key Employee, Performance Measures may include, but not be limited to, the following criteria: (a) cash flow (including adjusted cash flow/adjusted free cash flow), (b) earnings per share (including adjusted earnings per share), (c) earnings before interest, taxes, depreciation and amortization (including net income adjusted for none, all or any combination of interest, taxes, depreciation and amortization), (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, (v) inventory, (w) customer satisfaction, (x) days sales outstanding, (y) days payable outstanding, or (z) working capital.
“Performance Unit” means a Long-Term Performance Award denominated in Units.
“Person” means a “person” as defined in Sections 13(d) and 14(d) of the Exchange Act.
“Plan” means this GCP Applied Technologies Inc. Equity and Incentive Plan as most recently amended and restated on the Effective Date.
“Premium-Priced Stock Option” means a Stock Option the Exercise Price of which is fixed by the Committee at a price that exceeds the Fair Market Value of a Share on the date of grant.
“Replacement Award” means an award issued to a Participant no later than thirty (30) days after a Change in Control that (a) is of the same type as the Award the Participant held immediately prior to the Change in Control that is being replaced; (b) relates to securities of the Company or the entity surviving, directly or indirectly, the Company following a Change in Control that are publicly traded and listed on a stock exchange in the United States of America; (c) is equal in value to the value of the Award that is being replaced as of the date of the Change in Control, as determined in the sole discretion of the Committee; and (d) contains terms and conditions that are not less favorable to the Participant than the terms and conditions of the Award that is being replaced (including vesting provisions and the provisions that would apply in the event of a subsequent change in control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Award that is being replaced if the requirements of the previous sentence are satisfied.
“Reporting Person” means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
“Restricted Stock” means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.
“Restricted Unit” means a Unit granted under Section 4.5 or Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.
“Retirement” means, unless otherwise provided in an Award Certificate, Termination of Employment on or after a Participant has attained age sixty (60) and has completed at least five (5) consecutive years of service with the Company or a Subsidiary.

Exhibit 10.4*#
“Securities Act” means the United States Securities Act of 1933, as amended.
“Share” means a share of common stock of the Company, $0.01 (U.S.) par value, or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5.3 of the Plan, and “Shares” shall be construed accordingly.
“Stock Appreciation Right” means a right granted under Section 4.3 of the Plan of an amount in cash or Shares equal to any excess of the Fair Market Value of a Share as of the date on which the right is exercised over the Exercise Price.
“Stock Option” means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.
“Subsidiary” means (i) any separately organized business unit, whether or not incorporated, of the Company; (ii) any employer that is required to be aggregated with the Company pursuant to Code Section 414 and the regulations promulgated thereunder; and (iii) any service recipient or employer that is within a controlled group of corporations as defined in Code Sections 1563(a)(1), (2) and (3) which includes the Company, where the phrase “at least 50%” is substituted in each place “at least 80%” appears, and any service recipient or employer within trades or businesses under common control as defined in Code Section 414(c) and Treas. Reg. § 1.414(c)-2, which includes the Company, where the phrase “at least 50%” is substituted in each place “at least 80%” appears, provided, however, that when the relevant determination is to be based upon legitimate business criteria (as described in Treas. Reg. § 1.409A-1(b)(5)(iii)(E) and § 1.409A-1(h)(3)), the phrase “at least 20%” shall be substituted in each place “at least 80%” appears as described above with respect to both a controlled group of corporations and trades or business under common control.
“Target Amount” means the amount of Performance Units that will be paid if the applicable Performance Measure is fully (100%) attained, as determined in the sole discretion of the Committee.
“Target Bonus” means the target Annual Performance Bonus applicable to a Reporting Person in respect of a particular year, as established by the Committee or its delegate.
“Target Vesting Percentage” means the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest if the applicable Performance Measure is fully (100%) attained, as determined in the sole discretion of the Committee.
“Termination of Directorship” means the date of cessation of a Director’s membership on the Board for any reason, with or without Cause, as determined in the sole discretion of the Board (excluding such Director).
“Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined in the sole discretion of the Company.
“Unit” means, for purposes of Performance Units, the potential right to an Award equal to a specified amount denominated in such form as is deemed appropriate in the discretion of the Committee and, for purposes of Restricted Units or Deferred Stock Units, the potential right to acquire one Share.

ARTICLE III
ADMINISTRATION
3.1 Committee. The Plan will be administered by the Committee, except as otherwise provided in Section 4.7.
3.2 Authority of the Committee. The Committee or, to the extent required by applicable law, the Board will have the authority, in its sole and absolute discretion and subject to the terms of the Plan, to:
a.Interpret and administer the Plan and any instrument or agreement relating to the Plan;
b.Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;
c.Select Employees to receive Awards under the Plan;
d.Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting (provided, however, that the minimum vesting period for Awards other than Director Awards shall be for not less than one (1) year), the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options, and the circumstances under which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of each Award Certificate;
e.Determine whether Awards will be granted singly, in combination or in tandem;
f.Establish and interpret Performance Measures (or, as applicable, other performance criteria) in connection with Annual Performance Bonuses and Long-Term Performance Awards, evaluate the level of performance over a Performance Cycle and certify the level of performance attained with respect to Performance Measures (or other performance criteria, as applicable);
g.Subject to Sections 6.1 and 7.12, waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived;

Exhibit 10.4*#
h.Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as shall be appropriate pursuant to Section 5.3;
i.Determine and set forth in the applicable Award Certificate the circumstances under which Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and interest thereon;
j.Determine and set forth in the applicable Award Certificate whether a Nonqualified Stock Option or Restricted Share may be transferable to family members, a family trust or a family partnership;
k.Establish any subplans and make any modifications to the Plan, without amending the Plan, or to Awards made hereunder (including the establishment of terms and conditions in the Award Certificate not otherwise inconsistent with the terms of the Plan) that the Committee may determine to be necessary or advisable for grants made in countries outside the United States of America to comply with, or to achieve favorable tax treatment under, applicable foreign laws or regulations or tax policies or customs;
l.Appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
m.Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.
3.3. Effect of Determinations. All determinations of the Committee with respect to the Plan and any Award will be final, binding and conclusive on all persons having any interest in the Plan or claiming any benefit or right under the Plan or any Award.
3.4. Delegation of Authority. The Board or, if permitted under applicable corporate law, the Committee, in its discretion and consistent with applicable law and regulations, may delegate to a committee or an officer or group of officers, as it deems to be advisable, the authority to select Employees to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Board of the Committee may establish. In all instances, subject to applicable law and regulations, when the Board or the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number or value of Shares that may be subject to Awards that the delegate may grant and only the Committee has the authority to grant and administer Awards to Key Employees and other Reporting Persons or to delegates of the Committee and to establish and certify Performance Measures.
3.5. Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, the fees and other expenses of which shall be paid by the Company, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.
3.6. No Liability. No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV
AWARDS
4.1. Eligibility. All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.
4.2. Form of Awards. Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.
4.3. Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:
a.Form. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Stock Options, Nonqualified Stock Options or a combination of the two. If an Incentive Stock Option and a Non-qualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Stock Option affect the right to exercise the other Stock Option. Stock Appreciation Rights may be granted either alone or concurrently with Nonqualified Stock Options and the amount of Shares attributable to each Stock Appreciation Right shall be set forth in the applicable Award Certificate on or before the grant date.
b.Exercise Price. The Committee will set the Exercise Price of Stock Options (other than Premium-Priced Stock Options or certain Incentive Stock Options as described below) or Stock Appreciation Rights granted

Exhibit 10.4*#
under the Plan at a price that is equal to the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Committee will set the Exercise Price of Premium-Priced Stock Options at a price that is higher than the Fair Market Value of a Share as of the date of grant, provided that such price is no higher than 150 percent of such Fair Market Value. The Exercise Price of Incentive Stock Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving the Incentive Stock Options owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will equal the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Certificate or accompanying documentation.
c.Term and Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise in accordance with Section 5.4 or by the Committee or pursuant to an applicable Award Certificate:
i.The term of each Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Certificate, but in no event shall the term of a Stock Option or Stock Appreciation Right exceed ten (10) years from such Stock Option’s grant date.
ii.A Stock Option or Stock Appreciation Right will become exercisable at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate.
iii.Upon the Termination of Employment of a Participant that does not meet the requirements of Section 5.4, any unvested Stock Options or Stock Appreciation Rights will be forfeited and any Stock Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is ninety (90) days after the date of such Termination of Employment.
iv.Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.
v.A Stock Appreciation Right granted in tandem with a Stock Option is subject to the same terms and conditions as the related Stock Option and will be exercisable only to the extent that the related Stock Option is exercisable. When either a Stock Option or a Stock Appreciation Right granted in tandem with each other is exercised, the tandem Stock Option or Stock Appreciation Right, as applicable, shall expire.
d.Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Shares will be issued and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the applicable Award Certificate:
i.Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver to the Company, within the typical settlement cycle for the sale of equity securities on the relevant trading market (or otherwise in accordance with the provisions of Regulation T issued by the Federal Reserve Board), the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;
ii.Subject to any requirements of applicable law and regulations, tendering (actually or by attestation) to the Company or its agent previously acquired Shares that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or
iii.Subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

Exhibit 10.4*#
e.Incentive Stock Options. Incentive Stock Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:
i.Eligibility. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company within the meaning of Code Section 424.
ii.Timing of Grant. No Incentive Stock Option will be granted under the Plan after the ten (10) year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the stockholders of GCP Applied Technologies Inc.
iii.Amount of Award. Subject to Section 5.3 of the Plan, no more than 8,000,000 Shares may be available for grant in the form of Incentive Stock Options. The aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Employee first become exercisable during any calendar year may not exceed $100,000 (U.S.). For purposes of this $100,000 (U.S.) limit, the Employee’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 (U.S.) limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option to the extent required by the Code and the underlying regulations and rulings.
iv.Timing of Exercise. If the Committee exercises its discretion in the Award Certificate to permit an Incentive Stock Option to be exercised by a Participant more than three (3) months after the Participant has ceased being an Employee (or more than twelve (12) months if the Participant is permanently and totally disabled, within the meaning of Code Section 22(e)), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option to the extent required by the Code and underlying regulations and rulings. For purposes of this paragraph (iv), an Employee’s employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed ninety (90) days, or a longer period to the extent that the Employee’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds ninety (90) days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the ninety-first (91st) day of the leave.
v.Transfer Restrictions. In no event will the Committee permit an Incentive Stock Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Employee during the Employee’s lifetime.
f.Exercise of Stock Appreciation Rights. Upon exercise of a Participant’s Stock Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If Shares are paid for the Stock Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.
g.No Repricing. Except as otherwise provided in Section 5.3, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and issue cash in exchange for such cancellation or grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards without first obtaining the approval of the holders of a majority of the Shares who are present in person or by proxy at a meeting of the Company’s shareholders and entitled to vote.
4.4. Annual Performance Bonuses. The Committee may grant Annual Performance Bonuses under the Plan in the form of cash or Shares to the Key Employees that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:
a.Performance Cycles. Unless the Committee determines otherwise, Annual Performance Bonuses will be awarded in connection with a twelve (12) month Performance Cycle, which will be the fiscal year of the Company.
b.Eligible Participants. Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Key Employees who will be eligible to receive an Annual Performance Bonus. If an individual becomes a Key Employee after this ninety (90) day period, the Committee may determine that

Exhibit 10.4*#
such Key Employee is eligible to receive a pro rata Annual Performance Bonus based on the period of time during the applicable Performance Cycle, relative to the Performance Cycle, that the Key Employee is eligible to receive an Annual Performance Bonus.
c.Performance Measures; Targets; Award Criteria.
i.Within ninety (90) days after the commencement of a service period to which a Performance Cycle relates, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Bonus (and any multiple thereof, if applicable) which may be earned by each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on the applicable Performance Measures, that must be attained during the Performance Cycle before any Annual Performance Bonus will be paid and the percentage of the Target Bonus that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.
ii.The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount otherwise payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the amount payable under any Annual Performance Bonus of another Key Employee.
d.Payment, Certification. No Annual Performance Bonus will be paid to any Key Employee until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. In applying Performance Measures, the Committee (i) shall make adjustments in accordance with Section 5.3 and (ii) may, in its discretion, exclude the effect of unusual or infrequently occurring items, the cumulative effect of changes in the law, regulations or accounting rules, and other items, all determined in accordance with Generally Accepted Accounting Principles (to the extent applicable) and identified in financial statements, notes to the financial statements or discussion and analysis of management; provided that the determination by the Committee that Performance Measures shall be adjusted for items in accordance with this clause (ii) shall be made no later than ninety (90) days after the commencement of any applicable Performance Cycle in respect of Annual Performance Bonuses awarded to Key Employees.
e.Form of Payment. Annual Performance Bonuses will be paid in cash or Shares. All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.
f.Code Section 162(m). It is the intent of the Company that Annual Performance Bonuses made to Key Employees be “performance-based compensation” for purposes of Code Section 162(m), that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Code Section 162(m)(4)(C) and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Annual Performance Bonuses. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.
4.5. Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards under the Plan in the form of Performance Units, Restricted Units or Restricted Stock to any Employee who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:
a.Performance Cycles. Long-Term Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle for this purpose may be no shorter than twelve (12) months and no longer than five (5) years.
b.Eligible Participants. Within the period of time prescribed by Code Section 162(m) for establishing Key Employees the opportunity to earn “qualified performance-based compensation” (within the meaning of Code Section 162(m)), the Committee will determine the Employees who will be eligible to receive a Long-Term Performance Award for the Performance Cycle; provided, however, that the Committee may determine the eligibility of any Employee other than a Key Employee after the expiration of such period of time described in the first clause of this sentence.
c.Performance Measures; Targets; Award Criteria.
i.Within the period of time prescribed by Code Section 162(m) for establishing the performance metrics and goals as required in order to provide Key Employees with the opportunity to each “qualified performance-based compensation” (within the meaning of Code Section 162(m)), the Committee will fix and establish in writing (A) the Performance Measures that will apply to that

Exhibit 10.4*#
Performance Cycle; (B) with respect to Performance Units, the Target Amount (and any multiple thereof, if applicable) payable to each Participant; (C) with respect to Restricted Units and Restricted Stock, the Target Vesting Percentage (and any multiple thereof, if applicable) for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will vest or be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on the applicable Performance Measures, that must be attained during the Performance Cycle before any Long-Term Performance Award will vest or be paid, and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.
ii.The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long-Term Performance Awards otherwise payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long-Term Performance Award of another Key Employee.
d.Certification. Long-Term Performance Awards shall be paid pursuant to subsection (e) below if, within the sixty (60) day period following the end of the applicable Performance Cycle, the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. Long-Term Performance Awards awarded to Participants who are not Key Employees will be based on the Performance Measures, or other applicable performance criteria, and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures, or other performance criteria, and formulas may be the same as or different than the Performance Measures and formulas that apply to Key Employees.
e.Payment. Long-Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the applicable Award Certificate. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long-Term Performance Awards are no longer subject to a substantial risk of forfeiture (within the meaning of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern, or as otherwise provided in Section 4.5(g) below.
f.Code Section 162(m). It is the intent of the Company that Long-Term Performance Awards made to Key Employees be “performance-based compensation” for purposes of Code Section 162(m), that this Section 4.5 be interpreted in a manner that satisfies the applicable requirements of Code Section 162(m)(4)(C) and related regulations with respect to Long-Term Performance awards made to Key Employees, and that the Plan be operated so that the Company may take a full tax deduction for Long-Term Performance Awards. If any provision of this Plan or any Long-Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.
g.Vesting. Restrictions on Long-Term Performance Awards granted under this Section 4.5 will lapse at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate. Unless the applicable Award Certificate provides otherwise or the provisions of Section 5.4 apply, if the restrictions on Long-Term Performance Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Participant shall forfeit any unvested Long-Term Performance Award as of such Participant’s Termination of Employment.
4.6. Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Annual Performance Bonuses or Long-Term Performance Awards) to any Employee who the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other forms, Restricted Units, Restricted Stock, or Deferred Stock Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.
a.Vesting. Restrictions on Other Stock-Based Awards granted under this Section 4.6 will lapse at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate. Unless the applicable Award Certificate provides otherwise or the provisions of Section 5.4 apply, if the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of

Exhibit 10.4*#
Employment, the Participant shall forfeit any unvested Other-Stock Based Awards as of such Participant’s Termination of Employment.
b.Grant of Restricted Stock. The Committee may grant Restricted Stock to any Employee, which Shares will be registered in the name of the Participant and held for the Participant by the Company. Unless otherwise provided in an Award Certificate, the Participant will have all rights of a shareholder with respect to the Shares, including the right to vote and to receive dividends or other distributions (subject to Section 4.6(e)), except that the Shares (and any dividends payable on such Shares) may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.
c.Grant of Restricted Units. The Committee may grant Restricted Units to any Employee, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.
d.Grant of Deferred Stock Units. The Committee may grant Deferred Stock Units to any Employee, which Units will be paid in whole Shares upon the Employee’s Termination of Employment if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Stock Unit that becomes payable.
e.Dividends and Dividend Equivalents. In the event of a payment of dividends on Shares, the Committee may credit Restricted Units, but not Stock Options or Stock Appreciation Rights, with Dividend Equivalents in accordance with terms and conditions established in the discretion of the Committee; provided, however, that all Dividend Equivalents shall be subject to such vesting terms as is determined by the Committee, shall be withheld and deferred in the Participant’s account and shall be, in the case of performance-based awards, subject to the same performance conditions as the underlying Award to which such Dividend Equivalents relate. Deferred Stock Units may, in the discretion of the Committee and as set forth in the Award Certificate, be credited with Dividend Equivalents or additional Deferred Stock Units. The number of any Deferred Stock Units credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid, to the extent the Deferred Stock Unit is outstanding as of the dividend record date. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded, and in no event shall Dividend Equivalents be payable prior to the vesting of the Restricted Units or Deferred Stock Units, respectively, to which any such Dividend Equivalents relate.
4.7. Director Awards.
a.Notwithstanding anything herein to the contrary, the Committee shall have the exclusive authority to issue awards to Directors who are not also employees of the Company or any Subsidiary (“Director Awards”), which may consist of, but not be limited to, Stock Options, Stock Appreciation Rights, or Other Stock-Based Awards; provided, however, that the maximum grant date fair value for Director Award(s) that may be issued to any one Director during a Company fiscal year is $500,000 (U.S.). Each Director Award shall be governed by an Award Certificate approved by the Committee.
b.The Committee shall have the exclusive authority to administer Director Awards and shall have the authority set forth in Section 3.2 and the indemnification set forth in Section 7.6 solely as such provisions apply to the Director Awards. All determinations made by the Committee hereunder shall be final, binding and conclusive.
4.8. Substitute Awards. The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding stock-based awards previously granted to such Acquired Grantees. Such assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with such adjustments therein as the Committee determines are equitable and appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company and the impact of the transaction on performance-based awards or other provisions of the terms and conditions of the original awards made by the Acquired Company. Any grant of Incentive Stock Options pursuant to this Section 4.8 will be made in accordance with Section 424 of the Code and any final regulations published thereunder.
4.9. Limit on Individual Grants. Subject to Sections 5.1 and 5.3, no Employee may be granted Stock Options and Stock Appreciation Rights covering in excess of 2,000,000 Shares, Long-Term Performance Awards covering in excess of 1,000,000 Shares or Awards other than Stock Options, Stock Appreciation Rights and Long-Term Performance Awards covering in excess of 1,000,000 Shares during any one fiscal year. The maximum value of the property, including cash, that may be paid or distributed to any Employee as an Annual Performance Bonus in any one

Exhibit 10.4*#
fiscal year shall be $10,000,000 (U.S.) for any Performance Cycle of twelve (12) months. For any other Performance Cycle, this maximum will be adjusted proportionally.
4.10.Termination for Cause. Notwithstanding anything to the contrary herein and unless the applicable Award Certificate provides otherwise, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards will immediately be cancelled. The exercise of any Stock Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending. Unless the applicable Award Certificate provides otherwise, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then the Participant will be required to deliver to the Company (i) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciation Right during the six (6) month period occurring immediately prior to the Participant’s Termination of Directorship or Termination of Employment for Cause; and (ii) the number of Shares (or, in the discretion of the Committee, the cash value of Shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in clause (i) above. Unless the applicable Award Certificate provides otherwise, if, after a Participant’s Termination of Directorship or Termination of Employment, the Committee determines in its sole discretion that while the Participant was a Company or Subsidiary employee or a Director, such Participant engaged in activity that would have been grounds for a Termination of Directorship or Termination of Employment for Cause, then the Company will immediately cancel all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards and the Participant will be required to deliver to the Company (A) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciate Right during the period that begins six (6) months immediately prior to the Participant’s Termination of Directorship or Termination of Employment and ends on the date of the Committee’s determination that the Participant’s conduct would have constituted grounds for a Termination of Directorship or Termination of Employment for Cause; and (B) the number of Shares (or, in the discretion of the Committee, the cash value of said shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in clause (A) above.

ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS
5.1. Shares Available.
a.The Shares issuable under the Plan will be authorized but unissued Shares, and, to the extent permissible under applicable law, Shares acquired by the Company, any Subsidiary or any other person or entity designated by the Company and held as treasury shares.
b.Subject to the counting rules set forth in Section 5.2 and adjustment in accordance with Section 5.3, the total number of Shares with respect to which Awards may be issued under the Plan shall equal 15,000,000 (7,000,000 of which were originally authorized in connection with the adoption of the Plan and 8,000,000 of which were authorized in connection with the amendment and restatement of the Plan on February 28, 2017, subject to approval of the Company’s shareholders at the Company’s 2017 Annual Shareholders’ Meeting to be held on May 4, 2017).
5.2. Counting Rules.
a.The total number of Shares with respect to which Awards may be issued under the Plan, as described in Section 5.1(b), shall be reduced by 2.22 Shares per each Share subject to an Award of Restricted Stock, Restricted Units, Deferred Stock Units, Performance Units or Other Stock-Based Awards, or as payment of an Annual Performance Bonus, in each case granted on or after February 28, 2017.
b.The following Shares related to Awards under the Plan will again be available for issuance under the Plan:
i.Shares related to Awards that expire, are forfeited, are settled in cash, or cancelled or terminate for any other reason without issuance of Shares and any Shares of Restricted Stock that are returned to the Company upon a Participant’s Termination of Employment or, if applicable, a Director’s Termination of Directorship (including, for clarity, at a rate of 2.22 Shares per each Share related to such an Award in the form of Restricted Stock, Restricted Units, Deferred Stock Units, Performance Units or Other Stock-Based Awards, or as payment of an Annual Performance Bonus); and
ii.Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company.
c.The following Shares related to Awards under the Plan will not again be available for issuance under the Plan:

Exhibit 10.4*#
i.Shares tendered or withheld by the Company to pay the exercise price for an Award or withholding taxes relating to an Award; and
ii.Shares repurchased by the Company using option proceeds.
d.Upon the exercise of a stock-settled Stock Appreciation Right, the number of Shares issued under the Plan shall equal the number of Shares subject to the Award (or portion thereof) so exercised and not the net number of Shares actually delivered to the Participant upon such exercise.
5.3. Adjustments. In the event of a change in the outstanding Shares by reason of a share split, reverse share split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee shall make an appropriate adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan.
5.4. Special Vesting Provisions.
a.Termination of Employment upon Death, Disability or Retirement. Unless the applicable Award Certificate provides otherwise, upon a Participant’s Termination of Employment due to death, Disability or Retirement, any unvested Stock Options, Stock Appreciation Rights or Other Stock-Based Awards held by such Participant shall fully vest as of the Participant’s Termination of Employment; provided, however, that, with respect to Retirement, only such Stock Options, Stock Appreciation Rights or Other Stock-Based Awards that the Participant has held for six (6) months or more after the applicable date of grant and prior to such Termination of Employment shall be entitled to full vesting. Unless the applicable Award Certificate provides otherwise, if a Participant is entitled to full vesting pursuant to the previous sentence, then such Participant’s Stock Options or Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date on which the Participant dies, incurs a Disability or terminates employment due to Retirement. Unless the applicable Award Certificate provides otherwise, upon the death, Disability or Retirement of a Participant who has an outstanding Long-Term Performance Award, the unvested Long-Term Performance Award will fully vest (provided, however, that full vesting shall only apply in the case of Retirement to Long-Term Performance Awards held by the Participant for a period of six (6) months or more after the applicable date of grant and prior to the Participant’s Termination of Employment) and be paid only if and to the extent that such Long-Term Performance Award would have vested and been paid had the Participant continued in active employment with the Company through the relevant vesting date and shall be payable subject to, and on the same the terms and conditions as set forth in, the applicable Award Certificate.
b.Termination of Employment upon Divestiture or Outsourcing. Unless the applicable Award Certificate provides otherwise, upon a Participant’s Termination of Employment due to a Divestiture or Outsourcing Agreement, any Stock Options, Stock Appreciation Rights, Long-Term Performance Awards or Other Stock-Based Awards held by such Participant shall pro rata vest as of the Participant’s Termination of Employment such that the total number of vested Stock Options, Stock Appreciation Rights, Long-Term Performance Award or Other Stock-Based Awards held by such Participant at Termination of Employment (including those that have already vested as of such date) shall equal the total number of Stock Options, Stock Appreciation Rights, Long-Term Performance Awards or Other Stock-Based Awards originally granted to the Participant under the applicable Award multiplied by a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is the number of months set forth in the applicable Award Certificate that is required to attain full vesting. Unless the applicable Award Certificate provides otherwise, if a Participant is entitled to pro-rata vesting pursuant to this paragraph, then such Participant’s Stock Options or Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is one (1) year after the date of such Participant’s Termination of Employment and such Participant’s Long-Term Performance Award will vest and be paid as if the Participant had continued in active employment with the Company through the date such Long-Term Performance Award would have vested and been paid in the absence of such event and shall be payable subject to, and on the same the terms and conditions as set forth in, the applicable Award Certificate.
c.Change in Control. Unless the Committee provides otherwise, the following provisions shall apply upon a Change in Control:
i.Annual Performance Bonus. Each Participant who is eligible to receive an Annual Performance Bonus with respect to a Performance Cycle during which a Change of Control occurs will, except as otherwise provided below, be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause one-hundred percent (100%) of the Participant’s Target Bonus to become payable at such times and in such manner as determined in the

Exhibit 10.4*#
sole discretion of the Committee. Notwithstanding the previous sentence, if (i) a surviving entity maintains the Performance Cycle in which a Change in Control occurs, or otherwise provides for the payment of an Annual Performance Bonus based on the level of performance attained for such Performance Cycle in relation to the Performance Measures established for such Performance Cycle (including Performance Measures that were adjusted or modified as a result of the Change in Control to the extent reasonably required to provide Participants with a reasonable opportunity to earn an Annual Performance Bonus for such Performance Cycle) and (ii) the Annual Performance Bonus based on the level of performance attained for such Performance Cycle exceeds one-hundred percent (100%) of the Participant’s Target Bonus, then each Participant who is eligible, as of immediately prior to the Change in Control, to receive an Annual Performance Bonus with respect to such Performance Cycle shall receive such greater Annual Performance Bonus in respect to such Performance Cycle at such time and in such manner as determined in the sole discretion of the Committee, or successor to the Committee. Notwithstanding the above, the time and manner of any payments made pursuant to this Section 5.4(c)(i) shall comply with Section 4.4(e) above.
ii.Stock Options, Stock Appreciation Rights and Other Stock-Based Awards. If a Replacement Award is not provided to a Participant who holds a Stock Option, Stock Appreciation Right or Other Stock-Based Award (other than a Long-Term Performance Award, which shall be treated as provided for in clause (iii) below) or if a Replacement Award is provided to such a Participant but the Participant experiences a Change in Control Termination, then all Stock Options, Stock Appreciation Rights and Other Stock-Based Awards held by such Participant shall vest in full immediately as of the date of the Change in Control or, in the event that a Replacement Award was issued, as of the Participant’s Termination of Employment due to a Change in Control Termination. If a Participant is entitled to full vesting pursuant to the provisions of this paragraph, then such Participant’s Stock Options or Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date of the Change in Control or such Participant’s Termination of Employment due to a Change in Control Termination, as applicable.
iii.Long-Term Performance Awards. If a Replacement Award is not provided to a Participant who holds a Long-Term Performance Award, then such Participant shall become vested in a pro-rata portion (calculated based on the date of the Change in Control, relative to the entire period of the Performance Cycle in respect of which the Long-Term Performance Award was granted) of each Long-Term Performance Award held by such Participant based on the actual performance level achieved as of the date of the Change in Control. If a Replacement Award is issued to a Participant who holds a Long-Term Performance Award and such Participant experiences a Change in Control Termination, then such Participant shall become vested in a pro-rata portion (calculated based on the date of such Participant’s Change in Control Termination, relative to the entire period of the Performance Cycle in respect of which the Long-Term Performance Award was granted) of each Long-Term Performance Award held by such Participant based on the actual performance level achieved as of the last day of the Performance Cycle applicable to such Replacement Award. If a Participant is entitled to vesting pursuant to the provisions of this paragraph, the portion of such Long-Term Performance Award that vests shall equal the total number of Shares subject to the applicable Long-Term Performance Award multiplied by a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the grant date through the Change in Control or Change in Control Termination date, as applicable, and the denominator of which is the number of months set forth in the applicable Award Certificate that is required to attain full vesting. If a Participant is entitled to vesting of Long-Term Performance Awards as a result of a Change in Control Termination, such Awards shall be paid as if the Participant had continued in active employment with the Company through the date such Long-Term Performance Award would have vested and been paid in the absence of such event and shall be payable subject to, and on the same terms and conditions as set forth in, the applicable Award Certificate; provided, however, that if in connection with a Change in Control, such Long-Term Performance Award has ceased to be subject to vesting upon the achievement of any Performance Metrics and solely vests based on the continuation of employment, then such vesting event shall occur immediately upon the Participant’s Change in Control Termination date.
iv.Other Actions. The Committee, as constituted immediately before the Change in Control, may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of Participants, in its sole discretion: (A) if a Replacement Award is not issued to a Participant with respect to a given Award, the Committee may require that a Participant surrender outstanding Awards that are Stock Options or Stock Appreciation Rights in exchange for a payment by the Company, in cash or Shares, as determined by the Committee, in an amount equal to the

Exhibit 10.4*#
amount by which the then Fair Market Value of the outstanding Shares subject to the Participant’s Stock Option or Stock Appreciation Right exceeds the Exercise Price, if any, and on such terms as the Committee determines; (B) after giving Participants a reasonable opportunity to exercise any outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate; or (C) the Committee may determine that Annual Performance Bonuses and/or Long-Term Performance Awards shall be paid out in cash or Shares (or a combination of both), as determined by the Committee. Such surrender, termination, settlement or payment shall take place as of the date of the Change in Control or such other date as the Committee determines in its sole discretion. The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter.
5.5. Fractional Shares. No fractional Shares will be issued under the Plan. Except as otherwise provided in Section 4.5(e) and unless otherwise provided by the Committee, if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a cash payment equal to the Fair Market Value of such fractional share on the date of settlement of the related Award.

ARTICLE VI
AMENDMENT AND TERMINATION
6.1. Amendment. The Plan may be amended at any time and from time to time by the Board or authorized Board committee without the approval of shareholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the shareholders of the Company. A revision is “material” for this purpose if it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan), expands the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, reduces the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, results in the replacement of outstanding Stock Options or Stock Appreciation Rights with cash, new Stock Options or Stock Appreciation Rights that have an Exercise Price that is lower than the Exercise Price of the replaced Stock Options or Stock Appreciation Rights, or other Awards, or is otherwise an amendment requiring shareholder approval pursuant to any law or the rules of any exchange on which the Company’s Shares are listed for trading. No amendment of the Plan or any outstanding Award Certificate that is made without the Participant’s written consent may, in the good faith determination of the Committee, adversely affect any right of a Participant with respect to an outstanding Award, other than an amendment adopted to comply with applicable law, including Code Section 409A, applicable exchange listing standards or accounting rules.
6.2. Termination. The Plan will terminate upon the earlier of the following dates or events to occur:
a.The adoption of a resolution of the Board terminating the Plan; or
b.February 27, 2027, the day before the tenth (10th) anniversary of the adoption of the February 28, 2017 amendment and restatement of the Plan which was approved by the Company’s shareholders at its 2017 Annual Shareholders’ Meeting held on May 4, 2017.
No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person’s consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII
GENERAL PROVISIONS
7.1. Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.
a.Any Award may be transferred by will or by the laws of descent or distribution.
b.Unless the applicable Award Certificate provides otherwise, all or any part of a Nonqualified Stock Option or Shares of Restricted Stock may be transferred to a family member without consideration. For purposes of this subsection (b), “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets,

Exhibit 10.4*#
and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.
Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant’s estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Company may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to this subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Company for the payment of any withholding tax. The Participant must immediately notify the Company, in the form and manner required by the applicable Award Certificate or as otherwise required by the Company, of any proposed transfer of an Award pursuant to this subsection 7.1(b). No transfer will be effective until the Company consents to the transfer.
a.Unless the applicable Award Certificate provides otherwise, any Nonqualified Stock Option transferred by a Participant pursuant to subsection (b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.
b.Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), “affiliate” will have the meaning assigned to that term under Rule 144.
c.In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.
7.2. Withholding of Taxes. The Committee, in its discretion, may require the satisfaction of a Participant’s tax withholding obligations by any of the following methods or any method as it determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.
a.Stock Options and Stock Appreciation Rights. As a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).
b.Other Awards Payable in Shares. The Participant shall satisfy the Participant’s tax withholding obligations arising in connection with the release of restrictions on Restricted Units, Restricted Stock and Other Stock-Based Awards by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Company may also satisfy the Participant’s tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery.
c.Cash Awards. The Company may satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.
7.3. No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Director for any continuation of directorship or any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.
7.4. No Obligation to Exercise Awards. The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.
7.5. No Rights as Shareholders. A Participant who is granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until Shares underlying the Award are registered in the Participant’s name. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.
7.6. Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or an authorized delegate of the Committee.
7.7. No Required Segregation of Assets. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

Exhibit 10.4*#
7.8. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.
7.9. Securities Law Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.
7.10. Coordination with Other Plans, Programs or Agreements. If this Plan provides a level of benefits with respect to Awards that differs from the level of benefits provided under a Company severance plan or other plan, program or agreement that specifically addresses the treatment of Awards upon certain events, then the terms of the plan, program or agreement that provides for the more favorable benefit to the Participant shall govern.
7.11. Section 409A Compliance. Notwithstanding any other provision of this Plan or an applicable Award Certificate to the contrary, the provisions of this Section 7.11 shall apply to all Awards that were issued or became vested on or after January 1, 2005 and that are subject to Code Section 409A, but only with respect to the portion of such Award that is subject to Code Section 409A.
a.General. This Plan is intended to comply with the requirements of Code Section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code Section 409A, it is intended that this Plan be administered in all respects in accordance with Code Section 409A. Each payment under any Award that constitutes nonqualified deferred compensation subject to Code Section 409A shall be treated as a separate payment for purposes of Code Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Code Section 409A. To the extent the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Certificate evidencing such Award will incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and the Award Certificate will be interpreted in accordance with Code Section 409A and the applicable regulations and rulings thereunder. Notwithstanding any other provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Code Section 409A or (ii) comply with the requirements of Code Section 409A.
b.Modifications to Defined Terms. The following modifications to Plan provisions (and, if necessary, applicable Award Certificate provisions) shall apply to any Awards and Award Certificates that are outstanding as of the Effective Date, to the extent applicable.
i.Any payment of deferred compensation subject to Code Section 409A that is to be made under an Award other than an Annual Performance Bonus upon the occurrence of a Change in Control or any change in the timing and/or form of such payment as a direct result of a Change in Control (including payments made upon a specified date or event occurring after a Change in Control) shall not be made, or such change in timing and/or form shall not occur, unless such Change in Control is also a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(a)(2)(A)(v) and applicable regulations and rulings thereunder and such payment, or such change in timing and/or form, occurs no later than two (2) years after the date of such change in ownership or effective control of the Company, in each case to the extent required to avoid the recipient of such Award from incurring tax penalties under Code Section 409A in respect of such Award. Notwithstanding the foregoing, if the Committee takes an action pursuant to Section 5.4(b) to accelerate the payment of deferred compensation upon a Change in Control, then any accelerated payment shall occur on a date specified in the applicable Award Certificate, which date shall be no later than ninety (90) days after a “change in ownership or effective control” of the Company. The payment of an Annual Performance Bonus that is to be accelerated pursuant to Subsection 4.4(g) shall occur within thirty (30) days after a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(a)(2)(A)(v).
ii.The definition of “Change in Control Termination” in subsection (b) of that definition shall be deleted in its entirety and replaced with the following:
“(b) termination of the Participant’s employment by the Participant after one of the following events:

Exhibit 10.4*#
1.the Company (1) assigns or causes to be assigned to the Participant duties inconsistent in any material respect with his or her position as in effect immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in the Participant’s position (including titles and reporting relationships and level), authority, duties or responsibilities, or the budget over which the Participant retains authority; or (3) takes or causes to be taken any other action which results in a material diminution in such position, authority, duties or responsibilities or the budget over which the Participant retains authority; or
2.the Company, without the Participant’s consent, (1) requires the Participant to relocate to a principal place of employment more than fifty (50) miles from his or her existing place of employment, which increases the Participant’s commute from his or her principal residence by more than fifty (50) miles; or (2) materially reduces the Participant’s base salary, annual bonus, or retirement, welfare, share incentive, perquisite (if any) and other benefits taken as a whole;

provided that an event described in (i) or (ii) above shall permit a Participant’s termination of employment to be deemed a Change in Control Termination only if (x) the Participant provides written notice to the Company specifying in reasonable detail the event upon which the Participant is basing his termination within ninety (90) days after the occurrence of such event, (y) the Company fails to cure such event within thirty (30) days after its receipt of such notice, and (z) the Participant terminates his employment within sixty (60) days after the expiration of such cure period.”

iii.A Termination of Directorship or Termination of Employment shall only occur where such Termination of Directorship or Termination of Employment is a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the applicable regulations and rulings thereunder. For purposes of determining whether a Termination of Directorship has occurred under this subsection 7.11(b)(iii), services provided in the capacity of an employee or otherwise shall be excluded.
c.Modifications to or Adjustments of Awards. Any modifications to an Award pursuant to subsection 3.2(g) or adjustments of an Award pursuant to subsections 4.8 or 5.3 shall comply with the requirements of Code Section 409A.
d.Specified Employees. Payments to any Participant who is a “specified employee” of deferred compensation that is subject to Code Section 409A(a)(2) and that becomes payable upon, or that is accelerated upon, such Participant’s Termination of Employment (as modified by Subsection 7.11(b)(iii)), shall not be made on or before the date which is six (6) months following such Participant’s Termination of Employment (or, if earlier, such Participant’s death). A specified employee for this purpose shall be determined by the Committee or its delegate in accordance with the provisions of Code Section 409A and the regulations and rulings thereunder. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Code Section 409A, such amounts shall be paid to the personal representative of the Participant’s estate within sixty (60) days following the date of the Participant’s death.
7.12. Governing Law, Severability. The Plan and all determinations made and actions taken under the Plan will be governed by and construed in accordance with the laws of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes,” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and, unless the context provides otherwise, the word “or” shall be understood to mean “and/or.” If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.
7.13. Unfunded Status of Plan. It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that unless the Committee determines otherwise, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
7.14. Recoupment.
a.Forfeiture. Unless otherwise determined by the Committee, if the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities law as a result of misconduct and the Committee determines that a Participant (i) knowingly engaged in the misconduct, (ii) was grossly negligent with respect to such misconduct or (iii) knowingly or grossly negligently failed to prevent the misconduct, the Company may require that such Participant pay to the Company an amount, as determined by the Committee in its sole discretion, up to the sum of (1) the Fair Market Value of any Shares held by the Participant as of the date that the Committee requires forfeiture that were acquired by the Participant, pursuant to an Award, during the three-year period immediately following the first public filing of the financial document requiring restatement plus (2) the excess, if any, of (A) the proceeds from the sale (including sales

Exhibit 10.4*#
to the Company) of any Shares acquired by the Participant, pursuant to an Award, during the three-year period immediately following the first public filing of the financial document requiring restatement over (B) the amount, if any, paid by the Participant to purchase such Shares, plus (3) any proceeds received by the Participant upon cash settlement of any Award during the three-year period immediately following the first public filing of the financial document requiring restatement. The amount described in the previous sentence shall be paid by the Participant within sixty (60) days of receipt from the Company of written notice requiring payment by the Participant of such amount.
b.Committee Determination. Without limiting the generality of Article III, the Committee shall make all determinations required pursuant to this Section 7.14 in its sole discretion and such determinations shall be conclusive and binding on all persons. Notwithstanding any provision of Section 7.14(a) to the contrary, the Committee has sole discretion not to require a Participant to repay any amount (including the amount described in Section 7.14(a)) and its determination not to require repayment with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require repayment of any amounts with respect to any other act or any other Participant.
c.Effect of Change in Control. Notwithstanding the foregoing, this Section 7.14 shall not be applicable to any Participant on or after a Change in Control.
d.Non-Exclusive Remedy. This Section 7.14 shall be a non-exclusive remedy and nothing contained herein shall preclude the Company from pursuing any and all other applicable remedies available to the Company, whether in addition to, or in lieu of, any remedies described in this Section 7.14.
7.15. Holding Period. Reporting Persons subject to the Company’s share ownership guidelines shall not be permitted to sell, transfer or otherwise alienate Shares received upon the vesting or exercise of any Award issued hereunder until the earlier of (i) the first anniversary of the date that such Reporting Person acquired such Shares or (ii) the date that such Reporting Person satisfies the applicable share ownership guidelines; provided, however, that such restriction shall lapse and be of no force and effect as of such Reporting Person’s Termination of Employment or upon a Change in Control. The foregoing restriction shall not apply to any Shares withheld by the Company or surrendered by the Reporting Person in payment of applicable income tax withholdings or to pay the exercise price of a Stock Option or Stock Appreciation Right. Further, such restriction on transfer shall not preclude the transfer of such Shares to family members (as defined in Section 7.1(b)) or other transfers for estate planning purposes; provided, however, that such one-year restriction on sale shall remain applicable to such transferred Shares.